                                                                Exhibit 10.5(16)

                                    Exhibit A

                               Amendment No. 2 to
                          SIERRA HEALTH SERVICES, INC.
                           SECOND AMENDED AND RESTATED
                             1986 STOCK OPTION PLAN

The Sierra Health  Services,  Inc. Second Amended and Restated 1986 Stock Option
Plan, as Amended (the "Plan"), is hereby further amended as follows:

The  last  sentence  of  Section  9(b) of the  Plan is  hereby  deleted  and the following sentences are added in place thereof:

     Notwithstanding  the  foregoing,  if, during the term of an Option (but not within six months of the date of grant), (a) the Corporation shall merge or consolidate  with any other  corporation  and  shall  not be the  surviving corporation; (b) the Corporation shall transfer all or substantially all of its assets to any other person; or (c) more than fifty percent (50%) of the
     Corporation's outstanding voting stock shall have been purchased,  directly or indirectly,  by or for the benefit of any other person (collectively,  a
     "Change of  Control"),  the  vesting of the Option  shall be  automatically accelerated,  so that the Option  outstanding at the time of such Change of
     Control will be exercisable immediately prior to the effective date of such
     Change of  Control;  provided,  however,  that the  Committee  may,  in its discretion,  exclude a Change of  Control  transaction  from the  foregoing provisions and permit the Option to continue to vest in accordance with its original terms.

Except as amended hereby, the Plan shall remain in full force and effect.